                                                                    EXHIBIT 10.9

                                    AGREEMENT

                                     BETWEEN

Rosch AG Medizintechnik, Berlin, Germany, in the following referred to as "Rosch AG"

and

Equidyne Corporation, Westford, Massachusetts, U.S.A., as well as
Equidyne Systems Inc., San Diego, California, U.S.A., in the following collectively referred to as "Equidyne".

                                    PREAMBLE

This AGREEMENT (the "Agreement") is made as of September 21, 2000 (the "Effective Date"), by and between Rosch AG Medizintechnik, a German corporation located and doing business at Buckower Damm 114, 12349 Berlin, Germany, on the one hand and Equidyne Corporation, a corporation located and doing business at 238 Littleton Road, Westford, Massachusetts 01886, U.S.A., as well as Equidyne Systems Inc., a corporation located and doing business at 11770 Bernardo Plaza Court, Suite 351, San Diego, California 92128, U.S.A., on the other hand.

The Agreement arranges the profit split regarding and limited to the first world wide INJEX(TM) sales agreements concluded by or in behalf of Rosch AG with a pharmaceutical company for the delivery of "Drug".

Equidyne has developed a device and method for needle free delivery of medication and is the owner of the U.S. Patent No. 5.569.189, entitled "Hypodermic Jet Injector" (the "U.S. Patent") and corresponding International Patent Application No. PCT/US96/16184 (Publication WO 98/15307) (the "PCT Application"). On July 8, 1999 Equidyne sold to Rosch AG the rights in the PCT Application corresponding to the U.S. Patent covering the following European countries: Austria, Switzerland, Germany, Denmark, Spain, France, Great Britain, Ireland, Liechtenstein, The Netherlands, and Sweden (The "European Part of the PCT Application").

                                   DEFINITIONS

INJEX(TM)

INJEX(TM) includes the INJEX(TM) Injector and the reset boxes as well as component parts and accessories for that, and includes the ampoules assembled but not limited to ampoule bodies and plunger shafts.

INJEX(TM) SALES AGREEMENTS

INJEX(TM) Sales Agreements means and is limited to the first agreement or agreement with a pharmaceutical company, if the business relation will be settled in two or more joined agreements, granting the right to the pharmaceuticals company to sell, distribute and use INJEX(TM) worldwide for the delivery of "Drug".

               i. Profits

Profits is defined as follows:

               Sales price (net before taxes)

               .1. direct sales expenses (e.g. postage, packaging, customs duty)

               .1. costs of material (purchase price or manufacturing costs) = Profits

                                   ARRANGEMENT

INJEX(TM) SALES AGREEMENTS

Rosch AG and Equidyne agree that for any and all sales agreements in regard to INJEX(TM) (the "INJEX(TM) Sales Agreements") concluded by or in behalf of Rosch AG any and all exclusivity fees and license fees (the "Fees") agreed under the terms of INJEX(TM) Sales Agreements will be entitled with 50% to Rosch AG and with 50% to Equidyne.

Furthermore, Rosch AG and Equidyne agree that profits (the "Profits") resulting from any and all operating sales realized on the basis of INJEX(TM) Sales Agreements will be entitled with 50% to Rosch AG and with 50% to Equidyne.

In the case that any other payments (the "Payments") will be arranged in INJEX(TM) Sales Agreements Rosch AG and Equidyne agree that those payments will entitled with 50% to Rosch AG and 50% to Equidyne, too.

The allocation of the 50 %-share of Fees, Profits and Payments entitled to Equidyne between Equidyne Corporation, Westford, Massachusetts, U.S.A., and Equidyne Systems Inc., San Diego, California, U.S.A., will leave in Equidyne's discretion.

                                  MISCELLANEOUS

Any waiver or variation of any term of the Agreement will be effective only when confirmed in writing signed on behalf of Rosch AG and Equidyne.

Equidyne will have the right to renew and approve terms and conditions of the final deal. A signature from the Equidyne President/CEO will be necessary to finalize a worldwide pharmaceutical deal.

We acknowledge and agree that damages may not be an adequate remedy for any breach of the Agreement by Rosch AG or Equidyne and that accordingly Rosch AG and Equidyne entitled to the benefit of the Agreement shall be entitled (but not limited) to seek injunctive or other equitable relief and no proof of special damages shall be necessary for the enforcement of the Agreement.

The Agreement shall be governed by and construed in accordance with German law.

               (1) APPROVAL BY THE SUPERVISORY BOARD OF ROSCH AG

The agreement is conditional on the approval by the Supervisory Board of Rosch AG and therefore, will become legal effectiveness not before the approval was given.

In witness whereof, Rosch AG and Equidyne have signed the Agreement as of the Effective Date.

Rosch AG Medizintechnik

By: /s/ Andy Rosch
    ----------------------
        Andy Rosch

         CEO

Equidyne Corporation

By: /s/ J. Randall Nelson
    ----------------------
        J. Randall Nelson
        President


                                       2